SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 14, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319

     (State or other jurisdiction of      (IRS Employer Identification No.)
      incorporation or organization)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6

     (Address of Principal                          (Zip Code)
     Executive Offices)

              Registrant's Telephone Number, including Area Code:
                                 (604) 688-0833



                               NOT APPLICABLE
     (Former name, former address, and formal fiscal year, if changed since last report)

                             ITEM 5:  OTHER EVENTS

LA Teko Resources Ltd. reported on January 14, 1998 exploration results provided by Newmont Exploration Limited on the True North Joint Venture, Fairbanks Mining District, Alaska. Newmont had two goals during the second half of 1997. The first was to advance initial engineering studies on the property. Ten large diameter (PQ - 3 3/8 inch) core drill holes were completed in the Hindenburg and Shepard design pits for column leach tests. In addition, two production scale blasts were completed in each zone in order to obtain run of mine bulk samples, from which two 25 ton samples have been shipped for larger scale metallurgical testing.

The second goal was to discover new gold mineralization utilizing a focused exploration program based on Newmont's enhanced understanding of the geological, geochemical and geophysical characteristics of the deposit. The key components to this exploration are grid-based power auger soil geochemical and rock chip sampling and reverse circulation drilling.

Five of nine reverse circulation holes drilled northwest of the Central Zone extended shallow, gently dipping, oxide mineralization 400 to 600 feet outward from the modeled shapes. Significant intercepts are presented in the following table.

Two gold-arsenic anomalies were identified within the newly acquired Mental Health land. One of these, the Dome Creek Zone, southwest of the Murray Zone, is a discontinuous linear anomaly approximately 1600 feet long and a second, more continuous anomaly, is approximately 400 by 600 feet. Three exploration holes, along a 3,000 foot strike length of the Dome Creek Zone, intersected partially oxidized mineralization, with gold values ranging from 0.023 oz. Au/ton over 15 feet to 0.166 oz. Au/ton over 20 feet ( see table, page 2). Two other holes failed to hit the target, while four holes testing the second geochemical anomaly encountered sub-ore grades.

Drilling on the Murray Zone (formerly referred to as New Zone) indicates that, unlike other known mineralized zones, it appears to be a high angle feature. Further drilling is planned next year on this zone to test for extensions laterally and at depth. A single hole from the Murray Zone is reported in the table.

The 1997 program, now complete, included in total the collection of 2,158 soil samples at bedrock, 51,753 feet of reverse circulation drilling in 148 holes and 2,150 feet of core drilling.

The 1997 program successfully:
     - improved the understanding of the geometry of the deposits as well as the key mineralizing controls;
     -  discovered new mineralized zones;
     -  developed new exploration targets which will be drill tested in 1998;
     -  aggressively acquired new land to expand the property position; and
     - commenced engineering and metallurgical studies which will lead to a feasibility study.



                       1997 PHASE II DRILLING HIGHLIGHTS


                       FROM       TO  WIDTH      GRADE
HOLE NO.    ZONE      (FT)      (FT)  (FT)   (OZ. GOLD/TON)  TYPE
-------     -------   ------    ----  ----   -------------  ---------
TN-677      Central    25        40   15         0.111      Oxide
TN-678      Central    25        40   15         0.113      Oxide
                      200       240   40         0.152      Oxide

TN-679      Central    20        35   15         0.057      Oxide

TN-696      Central    10        35   25         0.067      Oxide
                       70        80   10         0.024      Sulphide
                      240       250   10         0.036      Sulphide

TN-726      Central     5        25   20         0.105      Oxide

TN-734     Dome Cr.    40        55   15         0.023      Oxide
                      195       205   10         0.024      Oxide

TN-738     Dome Cr.   205       240   35         0.065      Sulphide

TN-741     Dome Cr.   170       180   10         0.168      Sulphide
                      205       225   20         0.166      Sulphide

TN-740      Murray     95       120   25         0.053      Sulphide
                      155       170   15         0.042      Sulphide


Note: Only results with assay values greater than 0.01 ounces gold/ton over a minimum of 10 feet shown.

Newmont is earning a 65% interest in the True North project by paying $6 million to La Teko, now fully paid, and by spending $21 million on exploration and development of the property, including a feasibility study. Estimated expenditures by Newmont to the end of 1997 are $11 million.

Newmont continues to rate True North as one of its highest priority advanced exploration projects. Their budget for the 1998 program will be finalized shortly. It is expected that this year's program will include both an aggressive exploration program to search for and define new gold deposits within this large and highly prospective property as well as to undertake metallurgical and engineering studies leading to a feasibility study on the property.

                                   SIGNATURES

      Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated: March 16, 1998                     By /s/ Gerald G. Carlson, President